Exhibit 10.27

AMENDMENT NO. 2

Dated as of December 6, 2013

to

CREDIT AGREEMENT

Dated as of September 22, 2011

THIS AMENDMENT NO. 2 (this “Amendment”) is made as of December 6, 2013 by and among AMETEK, Inc., a Delaware corporation (the “Company”), EMA Holdings UK Limited, a company organized and existing under the laws of England and Wales (the “UK Borrower”), AMETEK Holdings B.V., a private limited liability company incorporated under the law of the Netherlands (the “Dutch Borrower”), AMETEK Material Analysis Holdings GmbH, a German limited liability company (the “German Borrower”), AMETEK Canada Limited Partnership, a limited partnership formed under the laws of the Province of Alberta (the “Canadian Borrower” and, together with the Company, the UK Borrower, the Dutch Borrower and the German Borrower, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of September 22, 2011 by and among the Company, the Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto as Lenders and the Administrative Agent (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Company has requested that the Lenders and the Administrative Agent agree to an amendment to the Credit Agreement;

WHEREAS, the Borrowers, the Lenders and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent hereby agree to the following amendment to the Credit Agreement.

1. Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 3 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended to insert the following new definitions in the appropriate alphabetical order:

“Agent Party” has the meaning assigned to such term in Section 9.01(d).

“Amendment No. 2 Effective Date” means December 6, 2013.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“CDOR Screen Rate” means, with respect to any Interest Period, the average rate for bankers acceptances as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of that rate) with a tenor equal to the relevant period displayed on CDOR01 page of the Reuters Monitor Service (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) at or about 10:15 a.m. (Toronto, Ontario time) on the Quotation Day for such Interest Period.

“COF Rate” has the meaning assigned to such term in Section 2.14(a).

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the applicable time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period:

(a) in relation to Loans in Canadian Dollars, as the rate at which the relevant Reference Bank is willing to extend credit by the purchase of bankers acceptances which have been accepted by banks which are for the time being customarily regarded as being of appropriate credit standing for such purpose with a term to maturity equal to the relevant period; and

(b) in relation to Loans in any LIBOR Quoted Currency, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.

“Reference Banks” means the principal London offices (or, in the case of Loans denominated in Canadian Dollars, the principal Toronto offices) of JPMorgan Chase Bank, N.A. and such other banks as may be appointed by the Administrative Agent in consultation with the Company.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.

(b) Section 1.01 of the Credit Agreement is hereby amended to delete the definitions of “CAD Screen Rate”, “Designated Persons”, “Local Rate”, “Sanctions Laws and Regulations” and “TARGET” appearing therein in their entirety.

(c) The definition of “Agreed Currencies” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “Foreign Currency” appearing in clause (vii) thereof and replace it with a reference to “currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) for which a LIBOR Screen Rate is available in the Administrative Agent’s determination and (z) that is”.

(d) The definition of “Business Day” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “TARGET” appearing therein and replace it with a reference to “TARGET2”.

(e) The definition of “CDOR Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“CDOR Rate” means, for any Loans denominated in Canadian Dollars, the CDOR Screen Rate or, if applicable pursuant to the terms of Section 2.14(a), the applicable Reference Bank Rate.

(f) The definition of “Change in Law” appearing in Section 1.01 of the Credit Agreement is hereby amended to insert a reference to “, implementation” immediately after the word “interpretation” appearing therein.

(g) The definition of “Commitment” appearing in Section 1.01 of the Credit Agreement is amended to restate the final sentence thereof in its entirety to read as follows:

“The amount of each Lender’s Commitment as of the Amendment No. 2 Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.”

(h) The definition of “Excluded Taxes” appearing in Section 1.01 of the Credit Agreement is hereby amended to (w) delete the word “and” appearing at the end of clause (b) thereof, (x) delete the parenthetical “(including FATCA)” appearing in clause (c) thereof, (y) replace the period at the end of clause (c) thereof with “; and” and (z) insert the following as a new clause (d) thereof:

“(d) any U.S. Federal withholding Taxes imposed under FATCA.”

(i) The definition of “FATCA” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

(j) The definition of “Lenders” appearing in Section 1.01 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

“Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks.”

(k) The definition of “LIBO Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“LIBO Rate” means, with respect to (a) any Eurocurrency Borrowing denominated in any LIBOR Quoted Currency and for any applicable Interest Period, the London interbank offered rate administered by the British Bankers Association (or any other Person that takes over the administration of such rate) for such LIBOR Quoted Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such currency and Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (b) any Eurocurrency Borrowing denominated in any Non-Quoted Currency and for any applicable Interest Period, the applicable Local Screen Rate for such Non-Quoted Currency at approximately 11:00 a.m. Toronto, Ontario time, on the Quotation Day for such currency and Interest Period; provided that if any Local Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, that, if a LIBOR Screen Rate or a Local Screen Rate, as applicable, shall not be available at the applicable time for the applicable Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such currency and such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.

(l) The definition of “Local Screen Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “CAD” appearing therein and replace it with a reference to “CDOR”.

(m) The definition of “Maturity Date” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means December 6, 2018.

(n) The definition of “OFAC” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

(o) The definition of “Quotation Day” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling or Canadian Dollars, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two Business Days prior to the commencement of such Interest period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

(p) The definition of “Statutory Reserve Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “, in the case of Dollar denominated Loans” appearing therein.

(q) Section 2.02(b) of the Credit Agreement is hereby amended to (x) delete the phrase “and shall only be made to the Company” appearing at the end of the first sentence thereof and (y) delete the word “Eurocurrency” appearing in the second sentence thereof.

(r) Section 2.03 of the Credit Agreement is hereby amended to (x) insert “(i) the name of the applicable Borrower;” as a new clause (i) thereof, (y) re-number the remaining clauses and (z) delete the phrase “to the Company” appearing immediately after the phrase “in the case of a Borrowing denominated in Dollars” therein.

(s) Section 2.06(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit denominated in Agreed Currencies (x) for its own account or (y) for the account of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period. The Company may arrange for the issuance by any Issuing Bank of a Letter of Credit to support payment and performance obligations of its Subsidiaries in such form, and in such manner, as may be required by local custom or law. Notwithstanding the foregoing, the letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the relevant Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued or arranged for the support of any Subsidiary’s obligations as provided in the first and second sentences of this paragraph, the Company will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due with respect to such Letters of Credit under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is the named account party in respect of any such Letter of Credit).”

(t) Section 2.06(f) of the Credit Agreement is hereby amended to replace the words “consequential damages” appearing in the parenthetical appearing in the proviso appearing therein with the words “special, indirect, consequential or punitive damages”.

(u) Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the

Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of such Borrower maintained with the Administrative Agent in New York City or Chicago and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.”

(v) Section 2.08(b) of the Credit Agreement is hereby amended to delete the references to “to the Company” and “or to a Foreign Subsidiary Borrower” appearing therein.

(w) Section 2.08(c)(i) of the Credit Agreement is hereby amended to insert the phrase “the name of the applicable Borrower and” at the beginning thereof.

(x) Section 2.08(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Revolving Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Revolving Borrowing denominated in a Foreign Currency shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.”

(y) Section 2.12(b) of the Credit Agreement is hereby amended to insert the following new sentence at the end thereof:

“Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.”

(z) Section 2.13(e) of the Credit Agreement is hereby amended to amend and restate the first sentence thereof in its entirety as follows:

“All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) (A) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (B) interest computed by reference to the CDOR Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) interest for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case of the foregoing clauses (i) and (ii) shall be payable for the actual number of days elapsed (including the first day but excluding the last day).”

(aa) Section 2.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 2.14. Alternate Rate of Interest.

(a) If at the time that the Administrative Agent shall seek to determine the relevant Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing the applicable Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the applicable Reference Bank Rate shall be the LIBO Rate for such Interest Period for such Eurocurrency Borrowing; provided that if any Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, however, that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate for such Eurocurrency Borrowing, (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any Foreign Currency, the LIBO Rate shall be equal to the cost to each Lender to fund its pro rata share of such Eurocurrency Borrowing (from whatever source and using whatever methodologies as such Lender may select in its reasonable discretion, such rate, the “COF Rate”).

(b) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency, then the LIBO Rate for such Eurocurrency Borrowing shall be the COF Rate; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.”

(bb) Section 2.15(a) of the Credit Agreement is hereby amended to (x) insert the phrase “or such other Recipient” immediately after the first reference to “increase the cost to such Lender” appearing therein and (y) delete each reference to “such Lender or such Issuing Bank” appearing therein and replace each such reference with “such Lender, such Issuing Bank or such other Recipient”.

(cc) Section 2.19(a) is hereby amended to delete the references to “by the Company”, “or by a Foreign Subsidiary Borrower” and “or to a Foreign Subsidiary Borrower” appearing therein.

(dd) Section 2.21 of the Credit Agreement is hereby amended to (x) insert the proviso “; provided that no Ineligible Institution may be an Augmenting Lender” immediately after the reference to “an “Augmenting Lender”” appearing therein and (y) insert the phrase “, which agree” immediately before the reference to “increase their existing Commitments” appearing therein.

(ee) Section 2.24 of the Credit Agreement is hereby amended to (x) insert a period after the reference to “shall for all purposes of this Agreement be a Foreign Subsidiary Borrower and a party to this Agreement” appearing therein and (y) insert the words “Each Foreign Subsidiary Borrower shall remain a Foreign Subsidiary Borrower” immediately after such period.

(ff) Section 2.25(b) of the Credit Agreement is hereby amended to amend and restate the proviso appearing therein in its entirety as follows:

“provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby”

(gg) Section 3.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 3.15. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds directly or indirectly or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.”

(hh) Article V of the Credit Agreement is hereby amended to insert the phrase “, in each case, without any pending draw,” immediately after the phrase “all Letters of Credit shall have expired or terminated” appearing in the first paragraph thereof.

(ii) Section 5.08 of the Credit Agreement is hereby amended to insert the following new sentence at the end thereof:

“The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.”

(jj) Article VI of the Credit Agreement is hereby amended to insert the phrase “, in each case, without any pending draw,” immediately after the phrase “all Letters of Credit have expired or terminated” appearing in the first paragraph thereof.

(kk) Section 6.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.08. Anti-Corruption Laws and Sanctions. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and the Company shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit directly or indirectly (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”

(ll) Section 9.01(a) of the Credit Agreement is hereby amended to (x) amend and restate clauses (ii) and (iii) thereof in their entirety to read as follows:

“(ii) if to the Administrative Agent, (A) in the case of Borrowings by any Borrower other than a Canadian Borrower denominated in Dollars, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 07, Chicago, Illinois 60603, Attention of April Yebd (Telecopy No. (888) 292-9533; jpm.agency.servicing.4@jpmchase.com), (B) in the case of Borrowings by any Borrower other than a Canadian Borrower denominated in Foreign Currencies, to

J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of The Manager, Loan & Agency Services (Telecopy No. 44 207 777 2360) and (C) in the case of Borrowings by a Canadian Borrower, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 07, Chicago, Illinois 60603, Attention of Jackie See (Telecopy No. (312) 385-7101; cls.specialized.servicing@jpmorgan.com), and in each case with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, 43rd Floor, New York, New York 10017, Attention of Anthony Galea (Telecopy No. (866) 682-7113);

(iii) if to JPMorgan as an Issuing Bank, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 07, Chicago, Illinois 60603, Attention of April Yebd (Telecopy No. (888) 292-9533), or in the case of any other Issuing Bank, to it at the address and telecopy number specified from time to time by such Issuing Bank to the Company and the Administrative Agent”

and (y) insert the following new paragraph at the end thereof:

“Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).”

(mm) Sections 9.01(b) and (c) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) Electronic Systems.

(i) The Company agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.”

(nn) Section 9.02(b) of the Credit Agreement is hereby amended to insert the following phrase immediately before the period at the end thereof:

“(it being understood that any change to Section 2.25 shall require the consent of the Administrative Agent and each Issuing Bank). Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.”

(oo) Section 9.04(b)(i) of the Credit Agreement is hereby amended to replace the word “assignees” appearing in the first sentence therein with the phrase “Persons (other than an Ineligible Institution)”.

(pp) Section 9.04(b)(ii) of the Credit Agreement is hereby amended to (x) replace the phrase “the term “Approved Fund” has the following meaning” with the phrase “the terms “Approved Fund” and “Ineligible Institution” have the following meanings” and (y) insert the following as a new third paragraph at the end thereof:

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) the Company, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

(qq) Section 9.04(c) of the Credit Agreement is hereby amended to insert the words “, other than an Ineligible Institution,” immediately after the parenthetical “(a “Participant”)” appearing in the first sentence thereof.

(rr) Section 9.06 of the Credit Agreement is hereby amended to (x) amend the header thereof to insert immediately before the period at the end thereof a reference to “; Electronic Execution” and (y) delete the last sentence thereof in its entirety and replace it with the following:

“Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.”

(ss) Section 9.09(b) of the Credit Agreement is hereby amended to (x) delete the word “nonexclusive” appearing therein and replace it with the word “exclusive”, (y) insert the words “, Borough of Manhattan,” after the words “New York County” appearing therein and (z) replace the word “of” appearing immediately after the words “United States District Court” with the word “for”.

(tt) Article IX of the Credit Agreement is hereby amended to insert the following as new Sections 9.15 and 9.16 thereof:

“SECTION 9.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.”

(uu) Article X of the Credit Agreement is hereby amended to amend and restate the fifth paragraph thereof in its entirety to read as follows:

“The Company further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, any Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of any other Borrower or otherwise (including pursuant to any settlement entered into by a holder of Obligations in its discretion).”

(vv) Schedule 2.01 to the Credit Agreement is amended and restated in its entirety in the form of Schedule 2.01 attached hereto.

2. Departing Lenders. The parties hereto hereby acknowledge and agree that:

(a) Manufacturers and Traders Trust Company (the “Departing Lender”) is entering into this Amendment solely to evidence its exit from the Credit Agreement and shall have absolutely no obligation hereunder. Upon the effectiveness hereof and the payment described in Section 2(b)(ii), the Departing Lender shall no longer (i) constitute a “Lender” for all purposes under the Loan Documents, (ii) be a party to the Credit Agreement and (iii) have any obligations under any of the Loan Documents, in each case, without further action required on the part of any Person; and

(b) Upon the effectiveness hereof: (i) the Departing Lender’s “Commitment” under the Credit Agreement shall be terminated, (ii) the Departing Lender shall have received payment in full in immediately available funds of all of its Loans, all interest thereon and all other amounts payable to it under the Credit Agreement, (iii) the Departing Lender shall not be a Lender hereunder as evidenced by its execution and delivery of its signature page hereto and (iv) the defined term “Lenders” in the Credit Agreement shall exclude the Departing Lender.

3. Conditions of Effectiveness. The effectiveness of this Amendment is subject solely to the conditions precedent that:

(a) The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, the Lenders (including the Departing Lender) and the Administrative Agent;

(b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of this Amendment and the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents, this Amendment or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(c) The Administrative Agent shall have received a certificate signed by the President, a Vice President or a Financial Officer of the Company, certifying that, after giving effect to this Amendment, the Borrowers are in compliance with paragraphs (a) and (b) of Section 4.02 of the Credit Agreement;

(d) The Administrative Agent shall have received, for the account of each Lender (excluding the Departing Lender) party hereto that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, an upfront amendment fee in an amount equal to the amount previously disclosed to the Lenders; and

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date of this Amendment, including, to the extent invoiced, payment and/or reimbursement of the Administrative Agent’s and its Affiliates’ reasonable and documented out-of-pocket fees and expenses (including reasonable fees, charges and disbursements of counsel for the Administrative Agent) required to be reimbursed or paid by the Borrowers in connection with this Amendment and the other Loan Documents.

(f) The Administrative Agent shall have made such reallocations of each Lender’s Applicable Percentage of the Revolving Credit Exposure under the Credit Agreement as are necessary in order that the Revolving Credit Exposure with respect to such Lender reflects such Lender’s Applicable Percentage of the Revolving Credit Exposure under the Credit Agreement as amended hereby. The Borrowers hereby agree to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Loans and the reallocation described in this clause (f), in each case on the terms and in the manner set forth in Section 2.16 of the Credit Agreement.

4. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of such Borrower set forth in the Credit Agreement are true and correct in all material respects.

5. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment is a “Loan Document” under (and as defined in) the Credit Agreement.

6. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

AMETEK, INC.,
as the Company

By:	/s/ William J. Burke
Name:	William J. Burke
Title:	Sr. Vice President Comptroller and Treasurer

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

EMA HOLDINGS UK LIMITED
as a Foreign Subsidiary Borrower

By:	/s/ Robert R. Mandos
Name:	Robert R. Mandos
Title:	Director

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

AMETEK HOLDINGS B.V.
as a Foreign Subsidiary Borrower

By:	/s/ Robert S. Feit
Name:	Robert S. Feit
Title:	Managing Director “A”

AMETEK HOLDINGS B.V. as a Foreign Subsidiary Borrower

By:	/s/ Thecla Magdalena Anna Kamphuijs
Name:	Thecla Magdalena Anna Kamphuijs
Title:	Managing Director “B”

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

AMETEK MATERIAL ANALYSIS HOLDINGS GMBH,
as a Foreign Subsidiary Borrower

By:	/s/ Manfred A. Bergsch
Name:	Manfred A. Bergsch
Title:	Managing Director

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

AMETEK CANADA LIMITED PARTNERSHIP, by its general partner, AMETEK CANADA 1 ULC, as a Foreign Subsidiary Borrower

By:	/s/ Bernard G. Boulet
Name:	Bernard G. Boulet
Title:	Director

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as an Issuing Bank and as Administrative Agent

By:	/s/ Anthony Galea
Name:	Anthony Galea
Title:	Vice President

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Andrew Richards
Name:	Andrew Richards
Title:	SVP

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Denise DiSimone
Name:	Denise DiSimone
Title:	Senior Vice President

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

SUNTRUST BANK,
as a Lender

By:	/s/ Johnetta Bush
Name:	Johnetta Bush
Title:	Vice President

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ James Travagline
Name:	James Travagline
Title:	Director

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:	/s/ George Stoecklein
Name:	George Stoecklein
Title:	Director

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

SANTANDER BANK, N.A. (formerly known as Sovereign Bank),
as a Lender

By:	/s/ Francis D. Phillips
Name:	Francis D. Phillips
Title:	Senior Vice President

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By:	/s/ Devon Starks
Name:	Devon Starks
Title:	Senior Vice President

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

THE BANK OF NEW YORK MELLON,
as a Lender

By:	/s/ Jeffrey Dears
Name:	Jeffrey Dears
Title:	Vice President

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Suzannah Valdivia
Name:	Suzannah Valdivia
Title:	Vice President

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Amendment No. 2 Effective Date, it is no longer a party to the Credit Agreement

MANUFACTURERS AND TRADERS TRUST COMPANY, as Departing Lender

By:	/s/ Derek Lynch
Name:	Derek Lynch
Title:	Assistant Vice President

Signature Page to Amendment No. 2 to

Credit Agreement dated as of September 22, 2011

AMETEK, Inc.

SCHEDULE 2.01

COMMITMENTS

LENDER	COMMITMENT

JPMORGAN CHASE BANK, N.A.	$106,000,000

BANK OF AMERICA, N.A.	$87,250,000

PNC BANK, NATIONAL ASSOCIATION	$87,250,000

SUNTRUST BANK	$87,250,000

WELLS FARGO BANK, NATIONAL ASSOCIATION	$87,250,000

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$65,000,000

SANTANDER BANK, N.A.	$65,000,000

CITIZENS BANK OF PENNSYLVANIA	$50,000,000

THE BANK OF NEW YORK MELLON	$50,000,000

KEYBANK NATIONAL ASSOCIATION	$15,000,000

AGGREGATE COMMITMENT	$700,000,000